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                                                                     EXHIBIT 5.1


[MCDERMOTT, WILL & EMERY LETTERHEAD]


                                                        April 21, 1997

World Omni Lease Securitization L.P.
World Omni LT
Auto Lease Finance L.P.
120 N.W. 12th Avenue
Deerfield Beach, Florida  33442

         Re: World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1 (the "CLASS A-1 CERTIFICATES"), World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2 (the "CLASS A-2 CERTIFICATES"), World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3 (the "CLASS A-3 CERTIFICATES") and World Omni 1997-A Automobile Lease Securitization Trust ___% Automobile Lease Agreement Backed Certificates, Class A-4 (the "CLASS A-4 CERTIFICATES" and, together with the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, the "CLASS A CERTIFICATES")


Ladies and Gentlemen:

         We have acted as special Illinois and New York counsel for World Omni Financial Corp., a Florida corporation ("WOFCO"), and World Omni Lease Securitization L.P., a Delaware limited partnership (the "TRANSFEROR"), in connection with the proposed offering by the Transferor of $___________ initial principal amount of Class A-1 Certificates, $___________ initial principal amount of Class A-2 Certificates, $___________ initial principal amount of Class A-3 Certificates and $____________ initial principal amount of Class A-4 Certificates, to be issued pursuant to a Securitization Trust Agreement (the "SECURITIZATION TRUST AGREEMENT"), dated as of April 1, 1997, between the Transferor and First Bank National Association, as trustee (the "TRUSTEE").
The Class A Certificates are to be acquired by [Merrill Lynch & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated], as representative of the several underwriters (collectively, the "Underwriters") named in the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), dated April __, 1997, among the Transferor, Auto Lease Finance L.P., WOFCO and the Underwriters and offered by the Underwriters as provided in the Registration Statement on Form S-1 (File No. 333-21917), filed with the Securities and Exchange Commission ("SEC") on February 18, 1997, as amended by Amendment No. 1, dated
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April 1, 1997, Amendment No. 2, dated April __, 1997, and Amendment No. 3, dated April __, 1997 (the "REGISTRATION STATEMENT").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon (a) certificates of public officials and others and
(b) the representations and warranties contained in the Securitization Trust Agreement and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Securitization Trust Agreement filed as
Exhibit 4.1 to the Registration Statement, including the form of each Class A Certificate attached thereto, and the form of Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         We have also assumed that the Securitization Trust Agreement and the Underwriting Agreement will be governed by the laws of either New York or Illinois, without regard to any applicable principles of conflicts of laws, and that each such agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each party thereto in accordance with its terms. In addition, we have assumed that each Class A Certificate, when issued, will conform to the form thereof attached to the Securitization Trust Agreement, each Class A Certificate has been duly and validly executed and delivered in accordance with the terms of the Securitization Trust Agreement and the Underwriting Agreement and each Class A Certificate constitutes the legal, valid and binding obligation of the Trustee that is a party thereto in accordance with its terms.

         Based upon and subject to the foregoing, it is our opinion that when each Class A Certificate is executed, issued and authenticated by the Trustee in accordance with the Securitization Trust Agreement and sold and delivered to the Underwriters in accordance with the provisions of the Underwriting Agreement, it will be legally issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the States of Illinois and New York (excluding the state securities laws thereof), and we do not express any opinion herein concerning any other law. Specifically and without limiting the generality of the preceding sentence, we express no opinion herein as to the applicability of or compliance with any state securities laws, federal securities laws or other federal laws, including without limitation the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended. This opinion letter is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion letter is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressees hereof is entitled to rely on this opinion letter.




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         We hereby consent to (a) the use of this opinion for filing as Exhibit
5.1 to the Registration Statement and (b) to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement, as the same may be further amended and declared effective by the SEC.

                                        Very truly yours,



                                        /s/ McDermott, Will & Emery
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